Exhibit 24.1
HUMANIGEN, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Humanigen, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Cameron Durrant, M.D., MBA and Greg Jester, and each of them, as his true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a registration statement on Form S-8 (the “Registration Statement”) of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the Corporation’s 2012 Equity Incentive Plan, as amended, and the undersigned hereby ratify and confirm all acts taken by such agent and attorney-in-fact, as herein authorized.

Signature	Title	Date

/s/ Cameron Durrant, M.D., MBA		April 18, 2018
Cameron Durrant, M.D., MBA	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Greg Jester		April 18, 2018
Greg Jester	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Ronald Barliant		April 18, 2018
Ronald Barliant	Director

/s/ Rainer Boehm		April 18, 2018
Rainer Boehm	Director

/s/ Robert G. Savage		April 18, 2018
Robert G. Savage	Director

/s/ Timothy Morris		April 18, 2018
Timothy Morris	Director